Exhibit 10.1

AMENDMENT NO. 1 TO THE AARP LICENSE AGREEMENT

This Amendment is entered into by and between AARP, Inc. (“AARP”) and HearUSA, Inc. (“HUSA”) as of the 22 day of December 2008. (AARP and HUSA are referred to herein as each a “Party” and collectively, the “Parties.”)

WHEREAS, the Parties along with AARP Services, Inc. (“ASI”) entered into the Hearing Care Program Services Agreement, effective August 8, 2008, pursuant to which HUSA is to provide or arrange to provide through HUSA’s network of hearing care providers an AARP-branded discount hearing program for the benefit of AARP Members (the “Services Agreement”); and

WHEREAS, the Parties entered into the AARP License Agreement, effective August 8, 2008 (the “License Agreement”); and

WHEREAS, on November 18, 2008, HUSA requested that AARP restructure the royalty compensation structure of the License Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the License Agreement as follows:

1.	Section 4 of the License Agreement shall be deleted.

2.

The Parties will negotiate in good faith a revised royalty compensation structure that is mutually agreeable to the Parties, which structure must be determined and agreed to by the Parties on or before January 16, 2009.

3.	If the Parties are unable to reach agreement on the revised royal compensation structure on or before January 16, 2009, AARP may, in its sole and absolute discretion, extend the deadline.

4.

If the Parties are unable to reach a mutually acceptable revised royalty compensation structure on or before January 16, 2009 (or such later date as is set by AARP at its sole and absolute discretion), AARP reserves the right to terminate the License Agreement and engage another entity to provide the Program.

Except for the above modifications, all other terms and conditions of the License Agreement shall remain in full effect.

[signatures appear on the following page]

IN WITNESS WHEREOF, AARP and HUSA have caused this Amendment to be executed by their duly authorized representatives as Amendment No. 1 to the License Agreement.

AARP

By:    /s/ Thomas Nelson

Name:   Thomas C. Nelson

Title:     Chief Operating Officer

HearUSA, Inc.

By:    /s/ Stephen J. Hansbrough

Name:   Stephen J. Hansbrough

Title:     Chief Executive Officer

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